Exhibit 99.1



             MMC REPORTS STRONG FOURTH QUARTER AND YEAR-END RESULTS

    Earnings Per Share Increases 23 Percent for Quarter, 15 Percent for Year


NEW YORK, NEW YORK, January 28, 2004--Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the quarter and year ended December 31, 2003.

Consolidated revenues in the fourth quarter increased 15 percent to $3 billion. Net income grew 21 percent to $378 million, and earnings per share increased 23 percent to $.70. For the year, consolidated revenues rose 11 percent to $11.6 billion. Net income grew 13 percent to $1.5 billion, and earnings per share increased 15 percent to $2.82.

Jeffrey W. Greenberg, chairman, commented: "MMC's strong results in 2003 were driven by the excellent performance of our largest business, risk and insurance services. Marsh's double-digit growth, adding $1 billion in revenues, was broadly based across client segments, geographic regions, and risk specialties. Marsh continues to extend its geographic reach, expertise, and service offerings through a combination of internal growth and acquisitions. An improving economy, free trade, globalization, and social change make risks larger and more complex, creating greater need for Marsh's services in regions around the world.

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"Mercer grew revenues in spite of a difficult consulting operating environment.
We successfully integrated Oliver Wyman with Mercer Management Consulting, adding important capabilities to our risk and strategy consulting services. We also made several other acquisitions to broaden our global retirement and benefits consulting business. As economies around the world continue to revive, a number of Mercer's practices are showing improved growth, and we see continued demand worldwide for Mercer's retirement and benefits services. The recently completed acquisition of Synhrgy HR Technologies brings Mercer a new platform for employee benefits outsourcing in the United States.

"Late in the year, Putnam faced a major issue as a result of the discovery of inappropriate market timing by a number of investment professionals who have now left the firm. This activity had largely occurred several years earlier in certain Putnam mutual funds. Market timing was also found in a small number of shareholders' 401(k) accounts. We acted decisively, installing new leadership, instituting new policies and procedures to strengthen compliance, and pledging restitution to the shareholders of the Putnam funds. We continue to invest in Putnam to strengthen its business. With MMC's support, Putnam's new leadership team, headed by chief executive Ed Haldeman, is working to restore the confidence of its investors, distribution partners, and employees. Putnam is committed to delivering consistent, dependable, and superior investment performance, is providing greater fund disclosure, and is reducing shareholder costs. Investment management is a growing business around the world, and we believe Putnam will be an important source of long-term growth for MMC.

"Marsh, Mercer, and Putnam operate in the large, growing global markets for risk, benefits, and retirement services. Using our financial strength, we continue to build our capabilities in each of our businesses through internal growth and acquisitions. We have confidence in the company's prospects for continued growth," Mr. Greenberg concluded.

Risk and insurance services revenues in the fourth quarter rose 13 percent to $1.8 billion, and operating income increased 10 percent to $400 million. Underlying revenues, which exclude the effects of foreign exchange, acquisitions, and dispositions, grew 10 percent. For the year,

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revenues rose 16 percent to $6.9 billion, a 13 percent increase on an underlying basis. Operating income increased 18 percent to $1.8 billion. For the year, risk management and insurance broking, which is approximately 75 percent of this sector's revenues, grew 13 percent on an underlying basis. Reinsurance broking and services' underlying revenues increased 21 percent, and related insurance services grew 5 percent.

Mercer's revenues in the fourth quarter increased 17 percent to $705 million, and operating income rose 12 percent to $85 million. Underlying revenues grew 2 percent. For the year, revenues rose 15 percent to $2.7 billion, a 3 percent increase on an underlying basis. Operating income increased 11 percent to $363 million. All of Mercer's practices reported underlying revenue growth in 2003. Mercer's largest practice, retirement services, increased revenues modestly. Health and group benefits revenues rose 4 percent. Mercer's businesses in management and organizational change consulting grew revenues 3 percent. Economic consulting reported a 12 percent increase in revenues.

Putnam's revenues in the fourth quarter grew 18 percent, and operating income rose to $139 million. Average assets under management in the fourth quarter increased to $259 billion from $249 billion in 2002. The year-over-year revenue comparison was affected by such items as the growth in assets under management, a contractual payment from Putnam's Italian joint venture partner, increased underwriting and distribution fees, and the effect of a $20 million investment write-down included in the fourth quarter of 2002. Putnam's 2003 fourth quarter operating income includes net costs of $24 million related to estimated potential restitution to the Putnam funds and compliance, legal, and communications expenses. Putnam's partial settlement with the Securities and Exchange Commission includes civil penalties yet to be determined, and therefore, no provision has been made. For the year, Putnam's revenues declined 8 percent to $2 billion, and operating income declined 10 percent to $503 million.

Putnam's total assets under management on December 31, 2003 were $240 billion, compared with $251 billion at year-end 2002. Mutual fund assets were $163 billion on December 31, 2003, and institutional assets were $77 billion, compared with $164 billion and $87 billion,

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                                       4


respectively, at year-end 2002. Net redemptions in the fourth quarter were $54 billion, but the pace of redemptions slowed significantly in January. Putnam's total assets under management on January 26, 2004 were $241 billion.

Cash flow from MMC's operations continued to be strong throughout 2003. The company repurchased 26.1 million shares of common stock for approximately $1.2 billion and paid $631 million in dividends to shareholders, representing the 41st consecutive year that annual dividends paid to shareholders have increased. MMC also made discretionary contributions to its pension plans of $300 million in the fourth quarter. Throughout the year, the company provided for a tax rate of 34 percent. The change in the geographic mix of MMC's businesses and tax planning with respect to international operations led to a decrease in the year's tax rate to 33 percent, a rate that is expected to continue. Debt levels of $3.4 billion are unchanged for the year. Over the past two years, MMC has extended the maturity of almost half of its debt, increasing its financial flexibility and locking in historically attractive borrowing costs.

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. Approximately 60,000 employees provide analysis, advice and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.



This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private
Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, capital structure, pension funding, financial losses and expected insurance recoveries resulting from the September 11, 2001 attack on the World Trade Center in New York City, and the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies, and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of

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                                       5


MMC's risk and insurance services and consulting businesses, the amount of actual insurance recoveries and financial losses from the September 11 attack on the World Trade Center or other adverse consequences from that incident. Other factors that should be considered in the case of MMC's risk and insurance services business are changes in competitive conditions, movements in premium rate levels, the continuation of difficult conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at historic levels; and with respect to all of MMC's activities, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2002 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value
(NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.

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
                                                   Marsh & McLennan Companies, Inc.
                                                  Consolidated Statements of Income
                                               (In millions, except per share figures)
                                                             (Unaudited)




                                                                              Three Months Ended           Twelve Months Ended
                                                                                  December 31,                  December 31,
                                                                          --------------------------   ----------------------------
                                                                              2003           2002         2003              2002
                                                                          -----------    -----------   -----------      -----------

Revenue:
Service Revenue                                                             $2,998         $2,625         $11,488        $10,373
Investment Income (Loss)                                                        36             15             100             67
                                                                           -------        -------         -------        -------
   Total Revenue                                                             3,034          2,640          11,588         10,440
                                                                           -------        -------         -------        -------

Expense:
Compensation and Benefits                                                    1,587          1,370           5,926          5,199
Other Operating Expenses                                                       854            760           3,160          2,967
                                                                           -------        -------         -------        -------
   Total Expense                                                             2,441          2,130           9,086          8,166
                                                                           -------        -------         -------        -------

Operating Income                                                               593            510           2,502          2,274

Interest Income                                                                  5              5              24             19

Interest Expense                                                               (48)           (42)           (185)          (160)
                                                                           -------        -------         -------        -------

Income Before Income Taxes and Minority Interest Expense                       550            473           2,341          2,133

Income Taxes                                                                   164            158             773            747

Minority Interest Expense, Net of Tax                                            8              3              25             21
                                                                           -------        -------         -------        -------

Net Income                                                                 $   378        $   312         $ 1,543        $ 1,365
                                                                           =======        =======         =======        =======

Basic Net Income Per Share                                                   $0.72          $0.58           $2.90          $2.52
                                                                             =====          =====           =====          =====

Diluted Net Income Per Share                                                 $0.70          $0.57           $2.82          $2.45
                                                                             =====          =====           =====          =====

Average Number of
   Shares Outstanding - Basic                                                  529            537             533            541
                                                                               ===            ===             ===            ===

Average Number of
   Shares Outstanding - Diluted                                                543            550             548            557
                                                                               ===            ===             ===            ===

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                                                   Marsh & McLennan Companies, Inc.
                                             Supplemental Information - Revenue Analysis
                                                           Fourth Quarter
                                                       (Millions) (Unaudited)



                                                         Three Months Ended                  % Change                   Currency/
                                                                                -----------------------------------
                                                            December 31,            GAAP            Underlying        Acquisitions
                                                       ----------------------
                                                          2003        2002         Revenue            Revenue            Impact
                                                       ----------  ----------   -------------      -------------     --------------
Risk and Insurance Services
Risk Management and Insurance Broking                   $1,379      $1,201           15%                11%                4%
Reinsurance Broking and Services                           148         130           14%                12%                2%
Related Insurance Services                                 248         236            5%                 3%                2%
                                                       -------     -------
   Total Risk and Insurance Services                     1,775       1,567           13%                10%                3%
                                                       -------     -------

Investment Management                                      554         469           18%                18%                -
                                                       -------     -------

Consulting
Retirement Services                                        296         283            4%                (3)%               7%
Management and Organizational Change                       134          76           77%                11%               66%
Health Care and Group Benefits                              88          89            -                 (6)%               6%
Human Capital                                              104          85           22%                 3%               19%
Economic                                                    41          32           23%                21%                2%
                                                       -------     -------
                                                           663         565           17%                 2%               15%
Reimbursed Expenses                                         42          39           10%                10%                -
                                                       -------     -------
   Total Consulting                                        705         604           17%                 2%               15%
                                                       -------     -------

   Total Revenue                                        $3,034      $2,640           15%                10%                5%
                                                        ======      ======


Notes to Consolidated Statements of Income and Supplemental Information:

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates.

Related Insurance Services includes U.S. affinity, claims management, underwriting management and MMC Capital businesses.

Investment income in 2002 includes the effect of an impairment charge of $20 million related to Putnam's investment in Fineco, compared with a modest investment gain in 2003, and a decline at MMC Capital.

Interest income on fiduciary funds amounted to $23 million and $114 million for the three months and twelve months ended December
31, 2003, respectively, compared with $28 million and $118 million for the same periods of 2002.










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                                                   Marsh & McLennan Companies, Inc.
                                             Supplemental Information - Revenue Analysis
                                                       (Millions) (Unaudited)



                                                        Twelve Months Ended                  % Change                   Currency/
                                                                                -----------------------------------
                                                            December 31,            GAAP            Underlying        Acquisitions
                                                       ----------------------
                                                          2003        2002         Revenue            Revenue            Impact
                                                       ----------  ----------   -------------      -------------     --------------
Risk and Insurance Services
Risk Management and Insurance Broking                  $ 5,179     $ 4,411           17%                13%                4%
Reinsurance Broking and Services                           775         632           23%                21%                2%
Related Insurance Services                                 914         867            5%                 5%                -
                                                       -------     -------
   Total Risk and Insurance Services                     6,868       5,910           16%                13%                3%
                                                       -------     -------

Investment Management                                    2,001       2,166           (8)%               (8)%               -
                                                       -------     -------

Consulting
Retirement Services                                      1,208       1,115            8%                 1%                7%
Management and Organizational Change                       449         280           60%                 3%               57%
Health Care and Group Benefits                             388         358            9%                 4%                5%
Human Capital                                              379         340           11%                 2%                9%
Economic                                                   150         130           14%                12%                2%
                                                       -------     -------
                                                         2,574       2,223           16%                 3%               13%
Reimbursed Expenses                                        145         141            3%                 3%                -
                                                       -------     -------
   Total Consulting                                      2,719       2,364           15%                 3%               12%
                                                       -------     -------

   Total Revenue                                       $11,588     $10,440           11%                 6%                5%
                                                       =======     =======


Notes to Consolidated Statements of Income and Supplemental Information:

Investment income (loss) includes realized and unrealized gains and losses from investments recognized in the income statement, as well as other than temporary declines in the value of "available for sale" securities. MMC's investments may include seed shares for mutual funds, direct investments and investments in private equity funds. Costs related to the management of MMC's investments, including incentive compensation partially derived from investment income and loss, are recorded in operating expenses.

MMC's direct investment in AXIS is classified as an available for sale security. As restrictions on the sale of AXIS shares expire, changes in fair value are reflected on the Balance Sheet until realized. Trident II's investments are carried at fair value, in accordance with investment company accounting. MMC's proportionate share of the change in value of its investment in Trident II is recorded as part of investment income (loss) in the Consolidated Statements of Income.

On November 13, 2003, Putnam reached a partial agreement with the Securities and Exchange Commission (SEC) related to market timing issues in Putnam's mutual funds, which requires that Putnam make restitution to the funds and pay civil penalties. Putnam has accrued the estimated costs for restitution and for other costs related to the investigations of market timing. The amount of civil penalties has not yet been determined and no accrual has been made. If an agreement is reached with the SEC on the amount of civil penalties, or a reasonable estimate of the civil penalties can be determined prior to the filing of MMC's annual report on Form
10-K, the financial results for the year ended December 31, 2003 will be adjusted to reflect that amount.



                                                                                                                         Page 3 of 5

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                                                   Marsh & McLennan Companies, Inc.
                                                       Supplemental Information
                                                        (Millions) (Unaudited)



                                                                              Three Months Ended           Twelve Months Ended
                                                                                 December 31,                  December 31,
                                                                          --------------------------   ----------------------------
                                                                              2003           2002          2003            2002
                                                                          -----------    -----------   -----------     ------------

Operating Income Including Minority Interest Expense:
Risk and Insurance Services                                                   $400           $365          $1,751        $1,490
Investment Management                                                          139            100             503           560
Consulting                                                                      85             76             363           326
Corporate                                                                      (39)           (34)           (140)         (123)
                                                                           -------        -------         -------       -------
                                                                               585            507           2,477         2,253
                                                                           -------        -------         -------       -------

Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                                      4              3              13            10
Investment Management                                                            4              -              12            11
                                                                           -------        -------         -------       -------
                                                                                 8              3              25            21
                                                                           -------        -------         -------       -------

Operating Income                                                              $593           $510          $2,502        $2,274
                                                                              ====           ====          ======        ======

Segment Operating Margins:
Risk and Insurance Services                                                   22.5%          23.3%           25.5%        25.2%
Investment Management                                                         25.1%          21.3%           25.1%        25.9%
Consulting                                                                    12.1%          12.6%           13.4%        13.8%

Consolidated Operating Margin                                                 19.5%          19.3%           21.6%        21.8%
Pretax Margin                                                                 18.1%          17.9%           20.2%        20.4%
Effective Tax Rate                                                            29.8%          33.4%           33.0%        35.0%


Shares Outstanding at End of Period                                            527            538

Potential Minority Interest Associated with the Putnam
   Equity Partnership Plan Net of Dividend Equivalent
   Expense Related to MMC Common Stock Equivalents                             $(1)           $-              $(1)          $-





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                                                   Marsh & McLennan Companies, Inc.
                                      Supplemental Information - Putnam Assets Under Management
                                                        (Billions) (Unaudited)



                                                         Dec. 31,       Sept. 30,       June 30,        March 31,        Dec. 31,
                                                           2003           2003            2003            2003             2002
                                                      -------------   -------------   -------------   -------------   -------------

Mutual Funds:
Growth Equity                                             $  46          $  48           $  48           $  43            $  45
Value Equity                                                 43             42              42              36               40
Blend Equity                                                 32             36              35              30               33
Fixed Income                                                 42             45              46              46               46
                                                        -------         -------        -------         -------          -------
   Total Mutual Fund Assets                                 163            171             171             155              164
                                                        -------         -------        -------         -------          -------

Institutional:
Equity                                                       51             76              72              64               66
Fixed Income                                                 26             25              24              22               21
                                                        -------         -------        -------         -------          -------
   Total Institutional Assets                                77            101              96              86               87
                                                        -------         -------        -------         -------          -------
Total Ending Assets                                        $240           $272            $267            $241             $251
                                                           ====           ====            ====            ====             ====

Assets from Non-US Investors                              $  39          $  39           $  37           $  33            $  33
                                                          =====          =====           =====           =====            =====

Average Assets Under Management:
   Quarter-to-Date                                         $259           $270            $260            $244             $249
                                                           ====           ====            ====            ====             ====
   Year-to-Date                                            $258           $258            $252            $244             $279
                                                           ====           ====            ====            ====             ====

Net New Sales/(Redemptions) including
 Dividends Reinvested:
   Quarter-to-Date                                       $(53.7)         $(2.7)          $(3.0)          $(1.3)         $   0.4
                                                         =======         ======          ======          ======         =======
   Year-to-Date                                          $(60.7)         $(7.0)          $(4.3)          $(1.3)          $(10.3)
                                                         =======         ======          =====           ======          ======












Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses. All quarter-end assets conform with the current investment mandate for each product.


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